CONSENT OF INDEPENDENT AUDITOR
We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement File No. 333-279315 on Form N-4 of our report dated April 4, 2025, relating to the statutory-basis financial statements of Brighthouse Life Insurance Company of NY, appearing in form N-VPFS of Brighthouse Life Insurance Company of NY for the year ended December 31, 2024. We also consent to the reference to us under the heading “Independent Auditor” in the Statement of Additional Information, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
April 21, 2025